July 2, 1999

TO      ALLSTATE LIFE INSURANCE COMPANY:
        NORTHBROOK, ILLINOIS  60062

FROM:   MICHAEL J. VELOTTA
        VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL

RE:     FORM N-4 REGISTRATION STATEMENT
        UNDER THE SECURITIES ACT OF 1933 AND THE INVESTMENT COMPANY ACT OF
        1940
        FILE NO. 333-77605, 811-09327

         With  reference  to the  Registration  Statement  on Form N-4  filed by
Allstate Life Insurance Company (the "Company"), as depositor, and Allstate Financial Advisors Separate Account I (the "Separate Account"), as registrant, with the Securities and Exchange Commission covering the Flexible Premium Deferred Variable Annuity Contracts ("Contracts"), I have examined such documents and such law as I have considered necessary and appropriate, and on the basis of such examination, it is my opinion that:

1. The Company is duly organized and existing under the laws of the State of Illinois and has been duly authorized to do business by the Director of Insurance of the State of Illinois.

2.       The  Separate  Account is a separate  account  of the  Company  validly
         existing   pursuant  to  Illinois  law  and  the   regulations   issued
         thereunder.

3. The securities registered by the above Registration Statement when issued will be valid, legal and binding obligations of the Company.

         I hereby consent to the filing of this opinion as an exhibit to the above referenced Registration Statement and to the use of my name under the caption "Legal Matters" in the Prospectus constituting a part of the Registration Statement.

Sincerely,

/s/ MICHAEL J. VELOTTA
----------------------
Michael J. Velotta
Vice President, Secretary and
  General Counsel